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                                   EXHIBIT 8

               OPINION OF PIPER & MARBURY L.L.P. RE: TAX MATTERS
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                                PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH                 WASHINGTON
                            36 SOUTH CHARLES STREET                NEW YORK
                        Baltimore, Maryland 21201-3018           PHILADELPHIA
                                 410-539-2530                       EASTON
                              FAX: 410-539-0489                     LONDON




                               December 22, 1995



Fulton Financial Corporation
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania  17604

Gloucester County Bankshares, Inc.
1100 Old Broadway
Woodbury, New Jersey  08096

      RE:  Merger  Agreement by and between
           Gloucester County Bankshares, Inc.
           and Fulton Financial Corporation
           ----------------------------------

Gentlemen:

     We have acted as counsel for Gloucester County Bankshares, Inc., a New Jersey business corporation (the "Company"), in connection with the Merger Agreement, dated as of October 25, 1995 (the "Merger Agreement"), by and between the Company and Fulton Financial Corporation, a Pennsylvania business corporation (the "Acquirer"), providing, among other things, for the merger of the Company with and into the Acquirer (the "Merger"). You have requested our opinion as to the tax-free nature of the Merger. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings assigned to them in the Merger Agreement. In connection with the Merger Agreement, a registration statement under the Securities Act of 1933, as amended (the "Registration Statement"), has been filed with the Securities and Exchange Commission.
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                                                                Piper & Marbury
                                                                     L.L.P.
Fulton Financial Corporation
Gloucester County Bankshares, Inc.

December 22, 1995
Page 2


     The Acquirer, a bank holding company, is the common parent of an affiliated group of corporations filing a consolidated return for federal income tax purposes on a calendar year. The Acquirer has authorized 100,000,000 shares of common stock, par value $2.50 per share ("Acquirer Common Stock") and 10,000,000 shares of no par value preferred stock. As of the date hereof, there were approximately 28,382,179 shares of Acquirer Common Stock and no shares of preferred stock issued and outstanding. Acquirer Common Stock is publicly traded over-the-counter and is listed on the Nasdaq National Market System. As of the date hereof, no shareholders owned more than five percent of Acquirer Common Stock. The Acquirer's principal assets consist of all of the outstanding capital stock of Fulton Bank, a Pennsylvania commercial bank engaged in the commercial banking business in the Commonwealth of Pennsylvania, and all of the outstanding capital stock of other financial institutions engaged in banking and related activities in Pennsylvania, Maryland and Delaware.

     The Company, a bank holding company, is the common parent of an affiliated group of corporations filing a consolidated return for federal income tax purposes on a calendar year. The Company has authorized 5,000,000 shares of common stock, par value $5.00 per share ("Company Common Stock"). As of the date hereof, the Company had issued and outstanding 970,279 shares of Company Common Stock owned by approximately 680 shareholders. As of the date hereof, no shareholders owned more than five percent of Company Common Stock outstanding. Company Common Stock is publicly traded, but is traded in the pink sheets only and is not listed on a national securities exchange or quoted on an automated quotation system. The Company's principal asset is of all of the outstanding capital stock of The Bank of Gloucester County, a New Jersey commercial bank, engaged in the commercial banking business in Gloucester County in the State of New Jersey. There are currently outstanding options (the "Employee Options") to purchase 136,001 shares of Company Common Stock that were granted to employees under the Company's Stock Option Plan.

     At the time the parties entered into the Merger Agreement, they also entered into a Warrant Agreement pursuant to which the Company granted to the Acquirer a warrant to purchase 241,056 shares of Company Common Stock at $17.00 per share exercisable only in the event that:

          (i) there occurs a knowing breach of representation, warranty, or covenant set forth in the Merger Agreement that would permit the Acquirer to terminate the Merger Agreement;

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                                                                Piper & Marbury
                                                                     L.L.P.
Fulton Financial Corporation
Gloucester County Bankshares, Inc.

December 22, 1995
Page 3




          (ii) the Company's shareholders fail to approve the Merger at a meeting called for that purpose after some other person has manifested an intent to acquire 25% or more of Company Common Stock, to acquire, merge or consolidate with the Company, or to purchase all or substantially all of the Company's assets; or

          (iii) certain other events related to the acquisition of the assets of the Company or its Common Stock by an entity other than the Acquirer occur.

     The managements of the Acquirer and the Company have determined that the following transactions would enable (i) the acquirer to expand its business operations into New Jersey and result in a favorable diversification of its assets and earnings and (ii) The Bank of Gloucester County, through affiliation with a larger more diversified financial institution, to remain competitive and offer expanded services to the customers and communities that it serves:

          (1) Pursuant to the Merger Agreement, the Company will be merged with and into the Acquirer, with the Acquirer surviving. Pursuant to the Merger Agreement, upon the merger of the Company into the Acquirer, each share of Company Common Stock issued and outstanding immediately before the effective time of the Merger will be converted into a number of shares of Acquirer Common Stock ranging from 1.530 to 1.730 shares, depending upon the average per share closing bid price of Acquirer Common Stock on the Nasdaq National Market System for the 10 trading days preceding the date which is 2 business days before the effective date of the Merger (the "Closing Price"). The holders of Company Common Stock are not entitled to dissenters' rights under New Jersey law. No fractional shares of Acquirer Common Stock will be issued in the Merger. Each Company shareholder who would have been entitled to receive a fractional share will receive in lieu thereof cash in an amount equal to the value of the fractional share determined using the Closing Price.

          (2) Pursuant to the Merger, each holder of an Employee Option shall receive in cancellation of the Employee Option an option to purchase a number of shares of Acquirer Common Stock equal to the number of shares covered by the Employee Option multiplied by the conversion ratio applicable to the merger exchange at a per share exercise price equal to the per share exercise price of the Employee Option divided by such conversion ratio.
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                                                                Piper & Marbury
                                                                     L.L.P.
Fulton Financial Corporation
Gloucester County Bankshares, Inc.

December 22, 1995
Page 4



     With respect to the Merger of the Company into the Acquirer in exchange for Acquirer Common Stock, managements of the Acquirer and the Company have certified to us that:

          (a) The number of shares of Acquirer Common Stock received by each holder of Company Common Stock in exchange for his or her shares of Company Common Stock was determined in arms-length negotiations between the Acquirer and the Company.

          (b) There is no plan or intention by the holders of Company Common Stock who own one percent or more of Company Common Stock, and, to the best knowledge of the managements of the Acquirer and the Company, there is no plan or intention on the part of the remaining holders of Company Common Stock to sell or otherwise dispose of a number of shares of Acquirer Common Stock received in the Merger that would reduce the former Company Common Stockholders' ownership of Acquirer Common Stock to a number of shares having, in the aggregate, a value, as of the date of the Merger, of less than 50 percent of the fair market value of Company Common Stock outstanding as of the same date. For purposes of the preceding sentence, all shares of Company Common Stock exchanged for cash in lieu of fractional shares of Acquirer Common Stock will be considered outstanding stock of the Company as of the date of the Merger. Moreover, shares of Company Common Stock and shares of Acquirer Common Stock held by holders of Company Common Stock and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are taken into account for purpose of the first sentence of this paragraph.

          (c) The Acquirer has no plan or intention to redeem or otherwise reacquire any of its stock issued in the Merger.

          (d) All liabilities of the Company at the time of the Merger, except for those related to expenses incurred by the Company in connection with the Merger, will have been incurred by the Company in the ordinary course of business or will be associated with the assets transferred to the Acquirer in the Merger.

          (e) Following the Merger, the historic business of the Company will be continued by the Acquirer in a substantially unchanged manner.

                                                                Piper & Marbury
                                                                     L.L.P.
Fulton Financial Corporation
Gloucester County Bankshares, Inc.

December 22, 1995
Page 5


          (f) The Company, the Acquirer, and their respective shareholders shall each pay their own expenses, if any, incurred in connection with the Merger.

          (g) There is no intercorporate indebtedness existing between the Company and the Acquirer that was issued, acquired or will be settled at a discount.

          (h) Neither the Company nor the Acquirer is an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          (i) The fair market value of the assets of the Company transferred to the Acquirer in the Merger will exceed the sum of the liabilities assumed by the Acquirer in the Merger plus the amount of the Company's liabilities to which the transferred assets are subject.

          (j) The Acquirer will not have owned any shares of Company Common Stock prior to the Merger.

          (k) The payment of cash to the holders of Company Common Stock in lieu of fractional shares of Acquirer Common Stock is solely for the purpose of avoiding the expense and inconvenience to the Acquirer of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration paid in the Merger to the holders of Company Common Stock in lieu of issuing fractional shares of Acquirer Common Stock will not exceed one percent of the total consideration received by the holders of Company Common Stock in the Merger. The fractional share interests of each holder of Company Common Stock will be aggregated, and no holder of Company Common Stock will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Acquirer Common Stock.

          (l)    No compensation to be paid by the Acquirer to
     any  shareholder-employee  of  the  Company  will  be
     separate  consideration  for  or  allocable  to  such
     shareholder's shares of Company Common Stock;  none  of
     Acquirer Common Stock to be received by any shareholder-
     employee is separate consideration for or allocable  to
     any employment agreement; and the compensation paid  to
     any  shareholder-employee will be for services actually
     rendered and will be
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                                                                Piper & Marbury
                                                                     L.L.P.
Fulton Financial Corporation
Gloucester County Bankshares, Inc.

December 22, 1995
Page 6




     commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     Based on the foregoing, we are of the opinion that:


          (1) Provided that the Merger of the Company with and into the Acquirer qualifies as a statutory merger under the applicable state law, the acquisition by the Acquirer of the assets of the Company in the Merger in exchange for shares of Acquirer Common Stock and the assumption by the Acquirer of the liabilities of the Company plus the liabilities to which the Company's assets are subject will constitute a reorganization within the meaning of sections 368(a)(1)(A) of the Code. The Acquirer and the Company will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

          (2) No gain or loss will be recognized by the Acquirer, the Company, or The Bank of Gloucester County on the receipt by the Acquirer of the assets of the Company in exchange for Acquirer Common Stock and the assumption by the Acquirer of the liabilities of the Company and the liabilities to which the transferred assets are subject.

          (3) The basis of the Company assets in the hands of the Acquirer will be the same as the basis of those assets in the hands of the Company immediately prior to the Merger.

          (4) The holding period of the assets of the Company in the hands of the Acquirer will include, in each instance, the period during which such assets were held by the Company prior to the Merger.

          (5) A holder of Company Common Stock who receives solely shares of Acquirer Common Stock in exchange for his shares of Company Common Stock pursuant to the Merger (including fractional shares of Acquirer Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange.

          (6) A holder of Company Common Stock who receives cash in lieu of a fractional share of Acquirer Common Stock will be treated as if he received a fractional share of Acquirer Common Stock pursuant to the Merger and the
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                                                                Piper & Marbury
                                                                     L.L.P.
Fulton Financial Corporation
Gloucester County Bankshares, Inc.

December 22, 1995
Page 7


     Acquirer then redeemed such fractional share for the cash. The holder of Company Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share.

          (7) The basis of Acquirer Common Stock to be received by the holders of Company Common Stock (including fractional shares of Acquirer Common Stock deemed issued as described above) will be the same as the basis of Company Common Stock surrendered in exchange therefor.

          (8) The holding period of Acquirer Common Stock received by the holders of Company Common Stock will include the period during which Company Common Stock surrendered in exchange therefor was held, provided that Company Common Stock is held as a capital asset in the hands of the holders of Company Common Stock on the date of the exchange.

          (9) The Acquirer will succeed to and take into account, as of the date of the Merger, the items of the Company described in section 381(c) of the Code. These items will be taken into account by the Acquirer subject to the provisions and limitations specified in sections 381, 382(b), 383, and 384 of the Code and the regulations thereunder.

          (10) The Acquirer will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of the Company as of the date or dates of transfer in accordance with section 381(c)(2) of the Code and section 1.381(c)(2)-1 of the income tax regulations. Any deficit in earnings and profits of the Company will be used only to offset earnings and profits accumulated after the of date or dates transfer.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement.

     This opinion is furnished for your benefit and that of the holders of Company Common Stock and may not be relied upon by any other person without our express written consent. Our
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                                                                Piper & Marbury
                                                                     L.L.P.
Fulton Financial Corporation
Gloucester County Bankshares, Inc.

December 22, 1995
Page 8



opinion is limited to matters expressly set forth herein. No opinion is to be implied or inferred beyond the matters expressly so stated.

                              Very truly yours,



                              /s/ Piper & Marbury L.L.P.